Exhibit 10.2

[Form of Employee Incentive Stock Option Agreement]

AVALONBAY COMMUNITIES, INC.
INCENTIVE STOCK OPTION AGREEMENT
(1994 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

Pursuant to the AvalonBay Communities, Inc. 1994 Stock Incentive Plan, as amended and restated (the “Plan”), AvalonBay Communities, Inc. (the “Company”) hereby grants to the Optionee named below an Option to purchase up to the number of shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”) set forth below. This option is subject to all of the terms and conditions as set forth herein, in the Incentive Stock Option Agreement Terms (the “Terms”) which are attached hereto and incorporated herein in their entirety, and in the Plan. Capitalized terms used but not defined herein or in the Terms shall have the respective meanings ascribed thereto in the Plan.

Optionee:
Date of Grant:
Number of Shares Subject to Option (“Option Shares”):
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Incentive Stock Option:	This Option shall be construed in a manner to qualify it as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Vesting Schedule:	Subject to the provisions of Section 4 and 6 of the Terms and the discretion of the Company to accelerate the vesting schedule, this option shall become vested and exercisable with respect to the following number of Option Shares at the expiration of the following periods from the Date of Grant set out above:

	Vesting Event [First Anniversary of Grant Date] [Second Anniversary of Grant Date] [Third Anniversary of Grant Date]	Option Shares Vested [One-Third] [One-Third] [One-Third]

In any event this Option shall become fully vested and exercisable with respect to all of the Option Shares three years after the date hereof.

Additional Terms/Acknowledgements: The undersigned Optionee acknowledges receipt of, and understands and agrees to, this Incentive Stock Option Agreement, including, without limitation, the Terms. Optionee further acknowledges receipt of a copy of the Plan. Optionee further acknowledges that as of the Date of Grant, this Incentive Stock Option Agreement, including, without limitation, the Terms, and the Plan set forth the entire understanding between Optionee and the Company regarding the Options described herein and supersede all prior oral and written agreements on that subject.

AVALONBAY COMMUNITIES, INC.	OPTIONHOLDER:

By:
Signature	Signature
Title:	Name (Print):
Date:	Date:

ATTACHMENT: Incentive Stock Option Agreement Terms

AVALON BAY COMMUNITIES, INC.
1994 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

INCENTIVE STOCK OPTION AGREEMENT TERMS

     1.      Vested Option Shares. Subject to Section 4, when this Option is vested with respect to any of the Option Shares, this Option shall continue to be exercisable with respect to such Option Shares (“Vested Option Shares”) at any time or times prior to the Expiration Date.

     2.      Manner of Exercise. The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date, the Optionee may give written notice to the Company of his election to purchase some or all of the Vested Option Shares purchasable at the time of such notice, which notice shall specify the number of Option Shares to be purchased.

     Payment of the purchase price for the Option Shares to be purchased may be made by one or more of the following methods: (a)in cash, by certified bank check or other instrument acceptable to the Company; (b)through the delivery (or attestation to the ownership) of shares of Common Stock that have been beneficially owned by the Optionee for at least six (6) months and are not then subject to restrictions under any Company plan and were not used in a “stock swap” within the six (6) months preceding the option exercise, such surrendered shares to be valued at the closing price of the Common Stock on the principal exchange on which the Common Stock is listed on the date the Company receives the exercise notice; (c)by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the Optionee chooses to pay the purchase price as provided in this subsection(c), the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or (d)with the consent of the Company, a combination of (a), (b) and (c) above. Payment instruments will be received subject to collection.

     The delivery of certificates representing the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of full payment for the Option Shares, as set forth above, (ii) the satisfaction of section 11 hereof, and (iii) any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Option Shares to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the shares will be in compliance with applicable laws and regulations.

     If requested upon the exercise of the Option, certificates for Option Shares may be issued in the name of the Optionee jointly with another person or in the name of the executor or administrator of the Optionee’s estate, and the foregoing representations shall be modified accordingly. The Optionee shall not have the rights of a stockholder with respect to any Option Shares prior to his acquisition of such Option Shares upon the exercise of this Option.

     Notwithstanding any other provision hereof or of the Plan, no portion of this Option shall be exercisable after the Expiration Date hereof.

     3.      Non-transferability of Option. This Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution. This Option shall be exercisable during the Optionee’s lifetime only by the Optionee.

     4.      Termination of Employment. If the Optionee’s employment (or other business relationship) by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Option may be subject to earlier termination as set forth below.

(a)    Termination Due to Death. If the Optionee’s employment (or other business relationship) terminates by reason of death, any Option held by the Optionee may be exercised, to the extent exercisable at the date of death, by the Optionee’s legal representative or legatee for a period of six (6) months from the date of death, or until the Expiration Date, if earlier. For clarification, it is noted that this means that the remaining unvested portion of the Option shall terminate immediately and be of no further force or effect.

(b)     Termination Due to Disability. If the Optionee’s employment (or other business relationship) terminates by reason of Disability (as defined in the Plan), any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of twelve (12) months from the date of termination, or until the Expiration Date, if earlier. The death of the Optionee during the twelve (12) month period provided in this Section 4(b) shall extend such period for six (6) months from the date of death or until the Expiration Date, if earlier. For clarification, it is noted that this means that the remaining unvested portion of the Option shall terminate immediately and be of no further force or effect.

(c)     Termination by Reason of Retirement. If the Optionee’s employment terminates by reason of Retirement (as defined in the Plan), any Option held by the Optionee shall be automatically vested on the date of termination, and shall be exercisable for a period of twelve (12) months from the date of termination, or until the Expiration Date, if earlier. The death of the Optionee during the twelve (12) month period provided in this Section 4(c) shall extend such period for six (6) months from the date of death, or until the Expiration Date, if earlier.

Retirement, as defined in the Plan, means:

the Optionee’s termination of employment with the Company and its Subsidiaries, other than for Cause, following the date on which the sum of (i) the number of full months the Optionee has been employed by the Company and any Predecessor Company (as defined in the Plan) and (ii) the Optionee’s age on the date of termination, equals or exceeds 70 years, provided that:

(x)	the Optionee has been employed by the Company and any Predecessor Company for a period of at least 120 contiguous full months at the time of termination;

(y)	the Optionee gives at least six months’ prior written notice to the Company of his intention to retire; and

(z)	upon termination of employment, the Optionee enters into a “Non-Compete and Non-Solicitation Agreement” (as defined in the Plan”) and a general release of all claims in a form reasonably satisfactory to the Company.

(d)     Termination for Cause. If the Optionee’s employment (or other business relationship) terminates for Cause (as defined in the Plan), any Option held by the Optionee shall immediately terminate and be of no further force and effect.

(e)     Other Termination. If the Optionee’s employment terminates for any reason other than death, Disability, Retirement or Cause, and unless otherwise determined by the Company, any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of three (3) months from the date of termination, or until the Expiration Date, if earlier. For clarification, it is noted that this means that the remaining unvested portion of the Option shall terminate immediately and be of no further force or effect.

For this purpose, neither a transfer of employment from the Company to a Subsidiary (or from a Subsidiary to the Company) nor an approved leave of absence shall be deemed a “termination of employment.”

     5.      Option Shares. The Option Shares are shares of the Common Stock of the Company as constituted on the date of this Option, subject to adjustment as provided in the Plan.

     6.      Effect of Change of Control. Upon the occurrence of a Change of Control, as defined in the Plan, this Option shall automatically become fully exercisable.

     7.      No Special Employment Rights. This Option will not confer upon the Optionee any right with respect to continuance of employment by the Company or a Subsidiary, nor will it interfere in any way with any right of the Optionee’s employer to terminate the Optionee’s employment at any time.

     8.        Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock that may be purchased upon exercise of this Option unless and until a certificate or certificates representing such shares are duly issued and delivered to the Optionee. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     9.        Qualification under Section 422. It is understood and intended that the Option granted hereunder shall qualify as an “incentive stock option” as defined in Section 422 of the Code. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of any Option Shares acquired upon exercise of the Option within the one-year period beginning on the day after the day of the transfer of such Option Shares to him or her, nor within the two-year period beginning on the day after the grant of the Option. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any such Option Shares within these periods, he or she will notify the Company within thirty (30) days after such disposition. In addition, no more than $100,000 of the aggregate fair market value of Stock Options granted under the Plan may become exercisable for the first time by the Optionee during any calendar year and be treated as incentive stock options under Section 422 of the Code.

     10.      The Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control.

     11.      Withholding Taxes. The Optionee shall, not later than the date as of which the exercise of this Option becomes a taxable event for federal income tax purposes, pay to the Company (or make arrangements satisfactory to the Company for payment of) any federal, state and local taxes required by law to be withheld on account of such taxable event. The Optionee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Optionee, or from the Option Shares to be issued in respect of an exercise of this Option, any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of shares of Stock to the Optionee.

     12.      Miscellaneous. Notices hereunder shall be mailed or delivered to the Company at its principal place of business, 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Jenny Bercik, and shall be mailed or delivered to Optionee at his address set forth in the Company’s records, or in either case at such other address as one party may subsequently furnish to the other party in writing. This Option shall be governed by the laws of the State of Maryland, except to the extent such law is preempted by federal law.

[End of Text]

     [In accordance with the employment agreements of Messrs. Blair, Naughton, Sargeant, Fuller and Horey, the Company enters into the following addendum to all Incentive Stock Option Agreements with such individuals.]

Addendum to ISO Stock Option Agreement
with
___________

     This Addendum to Stock Option Agreement is dated as of ___.

     Reference is made to the following agreement (the “Unmodified Stock Option Agreement”):

Incentive Stock Option Agreement between ___ (“Employee”) and AvalonBay Communities, Inc. (“AvalonBay”), dated ___, with respect to ___ stock options (the “Options”) having an exercise price of $___.

     Capitalized terms used herein and not defined herein have the meanings set forth in the Unmodified Stock Option Agreement.

     For the convenience of AvalonBay, the Unmodified Stock Option Agreement is in a standard format commonly used by AvalonBay. However, this Addendum to Stock Option Agreement (the “Addendum”) contains one or more provisions (the “Modifications”) approved by the Board of Directors of AvalonBay (the “Board”) that are inconsistent with the terms of the Unmodified Stock Option Agreement. The Board approved the Modifications at the time it approved the grant of the Options to Employee, and for ease of administration the Company is documenting the grant of the Options with the Modifications by entering into the Unmodified Stock Option Agreement and this Addendum.

     NOW, THEREFORE, intending to be legally bound and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AvalonBay and Employee agree as follows:

If, pursuant to the terms of the Employment Agreement between the Company and Employee dated ___, as amended, or pursuant to the terms of a successor agreement or arrangement (other than the Unmodified Stock Option Agreement), the vesting of Employee’s stock options is accelerated upon the termination of his employment, then the following shall apply: any Option then held by Employee may be exercised, to the extent exercisable on the date of termination (after giving effect to accelerated vesting), for a period of one (1) year from the date of termination, or until the Expiration Date, if earlier.

For clarification it is noted that the terms of the preceding paragraph will not apply if vesting of Employee’s stock options is not accelerated upon a termination of employment (e.g., if he voluntarily resigns without a Constructive Termination Without Cause, as defined in the Employment Agreement). In such cases, the period of time following termination in which the Options must be exercised will be determined by the Unmodified Stock Option Agreement, which generally provides that the Options will terminate earlier than one year from the date of termination.

     Except as stated above, the terms of the Unmodified Stock Option Agreement apply in full to the Options.

AVALONBAY COMMUNITIES, INC.
By:	Name:
Title:
By:	Name:
Title:

     Receipt is hereby acknowledged of a copy of the Company’s Plan, the Unmodified Stock Option Agreement and this Addendum. The undersigned agrees to be bound by the terms and conditions of the Plan, the Unmodified Stock Option Agreement and this Addendum.

Optionee:
Address:

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